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                                                        Exhibit 21
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                        CENTOCOR, INC. AND SUBSIDIARIES

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                                                Jurisdiction of Incorporation
Subsidiares of the Registrant                          or Organization
-----------------------------                   -----------------------------

1.     Centocor B.V.                            The Netherlands

2.     Centocor Development Corporation III     Delaware

3.     Centocor Property Management             Delaware

4.     Centocor Property Management Corp. II    Delaware

5.     Centocor Ventures III                    Delaware

6.     First Valley Insurance Company           Vermont

7.     Centocor U.K. Limited                    United Kingdom

8.     Nippon Centocor K.K.                     Japan

9.     Tocor, Inc.                              Delaware

10.    Centocor (BVI), Inc.                     British Virgin Islands
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